Exhibit 2.2

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of August 28, 2000 by and between Heritage Bancorp, Inc., a Virginia corporation with its principal office located in McLean, Virginia ("HBI"), Cardinal Financial Corporation, a Virginia corporation with its principal office located in Fairfax, Virginia ("CFC"), and Cardinal Merger Corp., a Virginia corporation and wholly-owned subsidiary of CFC ("CMC").

                                   WITNESSETH:

         WHEREAS, the parties to this Amendment entered into an Amended and Restated Agreement and Plan of Reorganization (the "Agreement") dated as of June 19, 2000; and

         WHEREAS, the parties to this Amendment now desire,  pursuant to Section
8.2 of the Agreement, to amend the Agreement and the Plan of Merger in the form attached to the Agreement as Exhibit A (the "Plan").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

         1. The first paragraph of Section 2.1 (b) of the Agreement is amended to read as follows:

                  By written notice to CFC in the manner described below, each HBI shareholder may elect the form of consideration (shares of Series A Preferred Stock or cash) into which his or her shares of HBI Common Stock will be converted on the Effective Date; provided that despite such elections, shareholders of HBI may be required to receive a different amount of cash or shares of Series A Preferred Stock in the event of a proration pursuant to Section 2.1(c). Following approval of this Agreement and the Plan by HBI's shareholders, HBI will mail written instructions to each of its shareholders for making the election, together with a form (a "Notice of Election") which each shareholder shall be required to use to make such election. HBI shall specify a date by which a shareholder's election must be made, subject to extension (the "Election Date"). The Election Date shall be twenty
         (20) days following the date the instructions and Notice of Election form are first distributed to HBI's shareholders or such other date specified by HBI. The instructions and Notice of Election distributed to HBI's shareholders shall be provided by and in a form satisfactory to CFC and HBI.

         2. The first paragraph of Section 2.1 (b) of the Plan is amended to read as follows:

                  Election of Consideration. By written notice to CFC in the manner described below, each HBI shareholder may elect the form of consideration (shares of Series A Preferred Stock or cash) into which his or her shares of HBI Common Stock will be converted on the Effective Date; provided that despite such elections, shareholders of HBI may be required to receive a different amount of cash or shares of Series A Preferred Stock in the event of a proration pursuant to
         Section 2.1(c). Following approval of this Agreement and the Plan of Merger by HBI's shareholders, HBI will mail written instructions to each of its shareholders for making the election, together with a form (a "Notice of Election") which each shareholder shall be required to use to make such election. HBI shall specify a date by which a shareholder's election must be made, subject to extension (the "Election Date"). The Election Date shall be twenty (20) days following the date the instructions and Notice of Election form are first distributed to HBI's shareholders or such other date specified by HBI. The instructions and Notice of Election distributed to HBI's shareholders shall be provided by and in a form satisfactory to CFC and HBI.


         3. Except as amended hereby, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         4. Unless otherwise defined herein, all defined terms used herein shall have the same meanings given to them in the Agreement.

         5. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

         6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The parties hereto acknowledge and agree that original signatures delivered by facsimile transmission shall be accepted as original to evidence execution of this Amendment.




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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in counterparts by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                   CARDINAL FINANCIAL CORPORATION


                                   By: /s/ L. Burwell Gunn, Jr.
                                       -----------------------------------------
                                       L. Burwell Gunn, Jr.
                                       President and Chief Executive Officer
ATTEST:

/s/
------------------------------
Secretary

                                   CARDINAL MERGER CORP.


                                   By: /s/ L. Burwell Gunn, Jr.
                                       -----------------------------------------
                                       L. Burwell Gunn, Jr.
                                       President and Chief Executive Officer
ATTEST:

/s/
------------------------------
Secretary













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

                                       HERITAGE BANCORP, INC.


                                       By: /s/ Terrie G. Spiro
                                           -------------------------------------
                                           Terrie G. Spiro
                                           President and Chief Executive Officer
ATTEST:

/s/
------------------------------
Secretary























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